Exhibit 99.1

Press / Investor Contact:

Bonnie Ortega

Director, Investor/Public Relations

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM PROVIDES UPDATE ON EXCELLAGEN

510(k) REGISTRATION AND COMMERCIALIZATION PLANS

Excellagen Topical Gel: Outcomes-Focused Wound Care Management

SAN DIEGO, CA – August 2, 2011 – Cardium Therapeutics (NYSE Amex: CXM) reported on the status of the 510(k) application seeking clearance from the U.S. Food and Drug Administration (FDA) to market its Excellagen™ topical wound care management medical device comprising 2.6% formulated bovine Type I collagen gel for the treatment of dermal wounds. In addition to diabetic foot ulcers, dermal wounds for which Excellagen is intended include partial and full-thickness wounds, pressure ulcers, venous ulcers, chronic vascular ulcers, tunneled/undermined wounds, surgical wounds (donor sites/graft, post-Moh’s surgery, post-laser surgery, podiatric, wound dehiscence), trauma wounds (abrasions, lacerations, second-degree burns and skin tears) and draining wounds.

Cardium reports that in the second quarter it completed and submitted supplemental information related to the process for manufacturing the “market ready” Excellagen product candidate (conducted by Scotland-based Devro Medical Limited and U.S.-based fill/finish providers), which was a key requirement for clearance. While the FDA can always request additional information, the Company believes that its filing addressed all outstanding requests. Cardium also reports that it has initiated production of commercial supplies for its Excellagen product candidate at Devro and fill/finish providers. Following initial market launch, and in order to improve coordination and manufacturing efficiencies associated with the Company’s U.S.-based fill/finish and packaging providers, Cardium intends to transfer the final steps for formulated collagen manufacturing to a U.S.-based operation while continuing to utilize key starting materials (collagen in solution) produced and supplied by Devro. In connection with that process, the Company also expects to eventually establish its own Device Master File with the FDA’s Center for Devices and Radiological Health (CDRH) covering the Company’s process for manufacturing its finished 2.6% formulated fibrillar collagen gel.

Excellagen is designed to be a cost-efficient, outcomes-focused medical device for the management of wound care. The Excellagen kit developed for initial launch consists of a set of four single-use prefilled syringes designed to be applied over a course of up to four treatment procedures. At each treatment procedure, Excellagen is topically applied to the debrided wound, and then covered with a non-adherent dressing. The Company believes that Excellagen provides a unique wound care option as there are no other collagen-based wound care management dressings available for professional use in the United States that are comparable to Excellagen in terms of its product format, formulation, and fibrillar nature. Other professional-use collagen-based products include powdered and granulated collagens that require mixing with sterile water prior to use, as well as a variety of sheet-based products.

“We look forward to working with the FDA to secure regulatory clearance and the commercial launch of Excellagen. We are continuing to work with potential new collaborative partners and to explore additional product opportunities for our Excellagen formulation,” stated Christopher J. Reinhard, Chairman and Chief Executive Officer of Cardium.

About Excellagen

The Company’s Excellagen fibrillar collagen protein gel is designed to provide a physiologic formulation consisting of a biocompatible and biodegradable material that promotes effective wound management. Based on the unique properties of the highly purified, fibrillar Type I collagen protein used, Excellagen formulated collagen topical gel (2.6%) requires storage at standard refrigeration temperatures (2°C - 8°C) and will be packaged in sterile, pre-filled, ready to use single-use syringes for administration by health care professionals. Various other categories of wound care products are manufactured with alginates, hydrogels or hydrocolloids in structured, membrane or granular product configurations, or require hydration, mixing and reconstitution immediately prior to patient administration.

Excellagen is intended for use at one- to two-week intervals following surgical debridement (with weekly outer dressing changes). Excellagen will initially be supplied in the form of a kit consisting of four single-use 1.0 cc syringes, each containing 0.5 cc of 2.6% Excellagen formulated collagen gel, and four sterile flexible applicators to facilitate topical administration to the wound site over a course of up to four treatments. Additional, future kit configurations are expected to include a single-use 1.0 cc syringe containing 0.5 cc of Excellagen gel, with a flexible applicator; and a single-use 10.0 cc syringe containing 4.0 cc of Excellagen gel, with a flexible applicator designed for use in deeper and difficult to access soft tissue wounds.

About Cardium

Cardium is focused on the acquisition and strategic development of innovative bio-medical product opportunities and businesses with the potential to address significant unmet medical needs and definable pathways to commercialization, partnering and other economic monetizations. Cardium’s current investment portfolio includes the Tissue Repair Company, Cardium Biologics, and the Company’s in-house MedPodium healthy lifestyle product platform. The Company’s lead product candidates include Excellagen™ topical gel for wound care management, and Generx® DNA-based angiogenic biologic for patients with coronary artery disease. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that the we will receive a marketing clearance from the FDA or, if we do, that we can successfully introduce Excellagen into wound care markets for the treatment of diabetic foot ulcers or other dermal wounds; that we can have

Excellagen or our other products manufactured in a successful and cost-effective manner; that we can establish our own Device Master File with the FDA to allow us to establish U.S.-based manufacturing and simplify the logistical coordination with our current U.S. fill, finish and packaging contract service providers; that we can attract suitable commercialization partners for our products or that such partners will successfully commercialize our products; that our product or product candidates will not be unfavorably compared to other competitive products that may be regarded as safer, more effective, easier to use or less expensive; that results or trends observed in one clinical study or procedure will be reproduced in subsequent studies or procedures or in actual use; that clinical studies and regulatory clearances even if successful will lead to product advancement or partnering; that FDA or other regulatory clearances or other certifications, or other commercialization efforts will effectively enhance our businesses or their market value; that our products or product candidates will prove to be sufficiently safe and effective after introduction into a broader patient population; that new collaborative partners will be found; that additional product opportunities will be established; or that that third parties on whom we depend will perform as anticipated.

Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development of complex biologics and in the conduct of human clinical trials, including the timing, costs and outcomes of such trials, our ability to obtain necessary funding, regulatory approvals and expected qualifications, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

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Cardium Therapeutics®, Generx®, Cardionovo™, Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen™, Excellarate™, Osteorate™, MedPodium™, Appexium™, Linée™, Alena™, Cerex™ and Nutra-Apps™ are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company.

(Other trademarks belong to their respective owners)